UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2014

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices, including zip code)

(408) 830-9742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

On January 25, 2014, Messrs. Howard M. Bailey and Thomas W. Steipp notified Alpha and Omega Semiconductor Limited (the “Company”) that they intended to resign from the Board of Directors (the “the Board”) effective immediately.  At the time of the resignations, Mr. Bailey was the Chairman of the Audit Committee of the Board, and Mr. Steipp was a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board.  The resignations of Messrs. Bailey and Steipp were the result of a disagreement with the general direction of the Company’s business and the actions taken by the Company to improve its financial and stock performance.

On January 29, 2014 and upon recommendation from the Nominating and Corporate Governance Committee, the Board appointed Michael L. Pfeiffer to serve as a member of the Board, effective immediately.  The Board also appointed Mr. Pfeiffer to serve as the Chairman of the Audit Committee.  Also on January 29, 2014, the Board appointed Mr. Robert Chen, a current director of the Board, to serve on the Audit Committee of the Board.

Pursuant to the Company’s automatic grant program for non-employee directors under the 2009 Share Option/Share Issuance Plan (the “Plan”), on January 29, 2014, the effective date of his appointment, Mr. Pfeiffer was granted an option to purchase 6,875 common shares of the Company (the “Option”).  The exercise price of the Option is $7.21, which represents the closing sales price of the Common Shares on The NASDAQ Global Market on such date.  The Option will be immediately exercisable for any or all shares.  Any unvested shares are subject to the Company’s repurchase rights under the Plan.  The shares underlying the Option will vest, and the Company’s repurchase right will lapse, on the date of the next succeeding regular annual shareholder’s meeting following the grant date if he continues in Board service through such annual meeting date.  The Option has a term of 10 years from the Grant Date, subject to early termination following his cessation of Board service.

On January 30, 2014, the Company issued a press release announcing the changes in the Board as described above, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.   The foregoing description of the terms of the Option is only a summary and qualified in its entirety by the Plan, a copy of which is filed as Exhibit 10.3 to the Registration Statement on Form F-1 filed on March 31, 2010.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit

17.1	Email text from Howard Bailey on January 25, 2014
17.2	Email text from Thomas Steipp on January 25, 2014
99.1	Press release, dated as of January 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha and Omega Semiconductor Limited

Date: January 30, 2014	By: /S/ Yifan Liang

Name: Yifan Liang
Title: Interim Chief Financial Officer and Corporate Secretary